EXHIBIT 23.4

     I, John E. Semasko, hereby consent to being named in the Form S-1 of ImageMAX, Inc., as a director of ImageMAX, Inc., to be elected upon completion of the Offering, and the disclosures relating thereto.

                                         /s /  John E. Semasko
                                          --------------------------------------
                                         John E. Semasko